SUBLEASE

                                     BETWEEN

                INTEGRATED LIVING COMMUNITIES OF BRADENTON, INC.

                                       AND

                   INTEGRATED HEALTH SERVICES OF LESTER, INC.



                               As of June 1, 1996




































                               ------------------

                    The Shores Nursing and Retirement Centers
                             1700 Third Avenue West
                            Bradenton, Florida 34205



                                TABLE OF CONTENTS
                                -----------------

Section                                                                                                        Page
- -------                                                                                                        ----

DEMISED PREMISES................................................................................................  2
                  1.1        Premises...........................................................................  2
                  1.2        Assumed Name.......................................................................  3

ARTICLE II
TERM, EXTENSION AND RENEWAL.....................................................................................  4
                  2.1        Term...............................................................................  4
                  2.2        Extension of the Initial Term......................................................  4
                  2.3        Renewal Terms......................................................................  4

ARTICLE III
RENTAL..........................................................................................................  5
                  3.1        Base Rental........................................................................  5
                  3.2        Definitions........................................................................  6
                  3.3        Effective Date Payments............................................................  6
                  3.4        Receivable Payments to Landlord and Tenant.........................................  7

ARTICLE IV
TITLE AND POSSESSION............................................................................................  7
                  4.1        Authority..........................................................................  7
                  4.2        Leased Equipment...................................................................  7
                  4.3        Surrender of Possession............................................................  8
                  4.4        Holding Over.......................................................................  8
                  4.5        Surrender of Premises License by Landlord..........................................  8
                  4.6        Facility License...................................................................  8

ARTICLE V
TAXES, ASSESSMENTS AND UTILITIES................................................................................  8
                  5.1        Taxes..............................................................................  8
                  5.2        Sewer Use Fees.....................................................................  9
                  5.3        Utilities..........................................................................  9

ARTICLE VI
USE OF PREMISES.................................................................................................  9
                  6.1        Use by Tenant......................................................................  9
                  6.2        Compliance with Laws............................................................... 10
                  6.3        Waste.............................................................................. 10


                                        i

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                                TABLE OF CONTENTS
                                -----------------

Section                                                                                                        Page
- -------                                                                                                        ----

                  6.4        License and Permits................................................................ 10
                  6.5        Right of Entry for Inspection and Repairs.......................................... 10
                  6.6        Reports to Landlord and Litchfield................................................. 10
                  6.7        Additional Tenant Obligations...................................................... 11

ARTICLE VII
EMINENT DOMAIN.................................................................................................. 11
                  7.1        Permanent or Temporary Taking...................................................... 11
                  7.2        Permanent Taking................................................................... 11
                  7.3        Temporary Taking................................................................... 11
                  7.4        Partial Taking..................................................................... 11

ARTICLE VIII
ALTERATIONS, REPAIRS AND TRADE FIXTURES......................................................................... 12
                  8.1        Repairs by Tenant Generally........................................................ 12
                  8.2        Quality and Promptness of Repairs.................................................. 13
                  8.3        Liability of Landlord and Litchfield............................................... 13

ARTICLE IX
SIGNS........................................................................................................... 14

ARTICLE X
ASSIGNMENT, SUBLETTING AND SUBORDINATION........................................................................ 14
                  10.1       Assignment or Subletting by Tenant................................................. 14
                  10.2       Assignment by Landlord............................................................. 15
                  10.3       Subordination and Attornment....................................................... 15
                  10.4       Sale by Litchfield................................................................. 16
                  10.5       Estoppel Certificates.............................................................. 16

ARTICLE XI
DEFAULT......................................................................................................... 16
                  11.1       Default by Tenant.................................................................. 16
                  11.2       Landlord's Rights and Remedies..................................................... 18
                  11.3       Default by Landlord................................................................ 20

ARTICLE XII
BANKRUPTCY...................................................................................................... 21

ARTICLE XIII



                                       ii

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                                TABLE OF CONTENTS
                                -----------------

Section                                                                                                        Page
- -------                                                                                                        ----

DAMAGE TO PREMISES.............................................................................................. 21

ARTICLE XIV
INSURANCE, SUBROGATION AND INDEMNIFICATION...................................................................... 22
                  14.1       Comprehensive General Liability and Professional Liability
                             Insurance to be Carried by Tenant.................................................. 22
                  14.2       Certificate of Insurance........................................................... 22
                  14.3       Adjustments to Insurance Coverage.................................................. 23
                  14.4       Other Coverage..................................................................... 23
                  14.5       Fire, Extended Coverage and Additional Perils Insurance............................ 23
                  14.6       Subrogation Rights................................................................. 24
                  14.7       Litigation Cooperation............................................................. 24
                  14.8       Self-Insurance..................................................................... 24
                  14.9       Indemnification of Landlord and Litchfield......................................... 24

ARTICLE XV
GENERAL CONDITIONS.............................................................................................. 27
                  15.1       Notice............................................................................. 27
                  15.2       Amendment.......................................................................... 28
                  15.3       Cooperation........................................................................ 28
                  15.4       Construction....................................................................... 29
                  15.5       Binding Effect on Successors....................................................... 29
                  15.6       Memorandum of Sublease............................................................. 29
                  15.7       Reading and Receipt of this Sublease............................................... 29
                  15.8       Attorneys' Fees.................................................................... 29
                  15.9       Captions and Indexes............................................................... 29
                  15.10      Severability....................................................................... 30
                  15.11      Pronouns........................................................................... 30
                  15.12      Triple Net Sublease................................................................ 30
                  15.13      Drafting of this Sublease.......................................................... 30
                  15.14      Counterparts....................................................................... 30
                  15.15      No Personal Liability.............................................................. 30
                  15.16      Mechanics' Liens................................................................... 30
                  15.17      Litchfield's Acceptance and Agreement.............................................. 31

ARTICLE XVI
PURCHASE OPTION................................................................................................. 31


                                    SUBLEASE
                                    --------


         THIS SUBLEASE ("Sublease") is made and entered into as of the 1st day of June, 1996, by and between Integrated Health Services of Lester, Inc., a Delaware corporation, with principal offices at 10065 Red Run Boulevard, Owings Mills, Maryland 21117 ("Landlord") and Integrated Living Communities of Bradenton, Inc., a Delaware corporation, with principal offices at 10065 Red Run Boulevard, Owings Mills, Maryland 21117 ("Tenant").

                              W I T N E S S E T H:

         WHEREAS, Litchfield Asset Management Corp., a Connecticut corporation ("Litchfield") is the present owner of the real property, improvements and personal property constituting The Shores Nursing and Retirement Centers (the "Facility"), situated at 1700 Third Avenue West, Bradenton, Florida 34205, as described on Exhibit A hereto; and

         WHEREAS, pursuant to a Lease, dated as of August 31, 1994 (the "Lease"), between Litchfield and Landlord, Litchfield leased the Facility and the Premises (as defined in Section 1.1 of the Lease) to Landlord, during the term therein provided; and

         WHEREAS,  simultaneously Litchfield and Landlord entered into forty-two
(42) additional Leases, each dated as of August 31, 1994 (the "Affiliated Leases") with respect to the other properties owned by Litchfield (such other properties, other than the Facility and the Premises, being referred to herein collectively as the "Affiliated Properties"), all as identified on Exhibit A to the Facilities Agreement, dated as of August 31, 1994 (the "Facilities Agreement"), among Litchfield, Landlord and Integrated Health Services, Inc., a Delaware corporation ("Integrated"); and

         WHEREAS, pursuant to the Facilities Agreement, Landlord and Integrated agreed, among other things, that (i) Landlord would be obligated to lease the Premises from Litchfield, (ii) Landlord was granted an option, pursuant to the Purchase Option Agreement, dated as of August 31, 1994 (the "Purchase Option Agreement"), between Litchfield and Landlord, to purchase the Premises from Litchfield, and (iii) Litchfield entered into a Loan Agreement, dated as of August 31, 1994 (the "Loan Agreement") with National Health Investors, Inc., a Maryland corporation ("Lender") pursuant to which Litchfield issued Notes (collectively, the "Note") to provide for the financing of a portion of the purchase price of the Premises and the other Affiliated Properties and encumbered the Premises with a security instrument in favor of the Lender (the "Mortgage"); and

         WHEREAS, Integrated agreed to guarantee payments of Rent (as defined in Section 3.2(h) of the Lease) and certain other payments and obligations to be made by Landlord under the Lease; and

         WHEREAS, with the agreement and consent of Litchfield and Lender, Landlord desires to sublease the Facility and the Premises (as defined in Section 1.1 of this Sublease) to

Tenant, during the term herein provided and Tenant desires to accept such sublease upon the terms and subject to the conditions contained in this Sublease; and

         WHEREAS, simultaneously Landlord and Integrated Living Communities of Colorado Springs, Inc. ("Integrated Living Colorado") entered into a Sublease, dated as of June 1, 1996 (the "Colorado Sublease"), with respect to subleasing the Cheyenne Place Retirement Center; and

         WHEREAS, Integrated Living Communities, Inc., a Delaware corporation ("Integrated Living"), has agreed to guarantee payments of Rent (as defined in Article III of this Sublease) and certain other payments and obligations to be made by Tenant under this Sublease and Integrated Living Colorado under the Colorado Sublease.

         NOW, THEREFORE, in consideration of the rents, mutual covenants, and agreements set forth in this Sublease, the parties agree that the use and occupancy of the premises demised herein shall be subject to, and be in accordance with, the terms, conditions and provisions of this Sublease as follows:


                                    ARTICLE I
                                DEMISED PREMISES
                                ----------------

                  1.1 Premises. Subject to all of the terms and conditions of this Sublease, Landlord hereby subleases to Tenant for the term and upon the conditions provided in this Sublease, and Tenant hereby subleases from Landlord, all of Landlord's right, title and interest in and to the following real and personal property:

                  (a) the real property described in Exhibit A attached hereto (the "Land"), and

                  (b)        all  buildings,   structures,  fixtures  and  other
                             improvements of every kind including, but not limited to, the Facility, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), and parking areas and roadways appurtenant to such buildings and structures presently or hereafter situated upon the Land (collectively, the "Leased Improvements"), and

                  (c) all easements, licenses, rights, privileges and appurtenances relating to the Land and the Leased Improvements (collectively, the "Related Rights"), and

                  (d) all equipment, machinery, fixtures, and other items of real and/or7 personal property, including all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Leased Improvements, including, without limitation, if any, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively, the "Fixtures"), and

                  (e) all equipment, machinery, furniture, furnishings, moveable walls or partitions, computers or trade fixtures, office equipment, operating supplies, or other tangible real or personal property, installed, stored, used or useful in the operation of Facility and removable without causing material damage to the Premises, including without limitation all items of furniture, furnishings, equipment, appliances, apparatus, and vehicles together with all replacements, modifications, alterations and additions thereto (collectively, the "Personal Property"), and

                  (f) all inventory supplies and consumables used or useful in connection with the operation of the Premises (collectively, the "Inventory"), and

                  (g) all intangible assets, including but not limited to, to the extent applicable, licenses, Certificate of Need approvals, permits and other governmental approvals from the applicable licensing and certification agencies regarding the ownership and operation of the Facility (collectively, the "Intangibles").

(The Land, Leased Improvements, Related Rights, Fixtures, Personal Property, Inventory, and Intangibles, collectively, the "Premises".)

                  This Sublease, and Tenant's right to possession pursuant hereto, is to be effective on the Effective Date, as defined in Article II hereof. Tenant shall have no obligations as tenant of the Premises, or any other obligations pursuant hereto or in respect of the Premises under this Sublease, until the commencement of the Term, as defined in Article II hereof.

                  1.2 Assumed Name. Subject to applicable law and the rights, if any, of any party other than Litchfield and Landlord, Tenant shall have the right to use and to register as the assumed business name for the Premises the name The Shores (the "Assumed Name") on the Effective Date of this Sublease and thereafter while this Sublease is in effect. Upon termination of this Sublease, such right shall terminate and Tenant shall then deliver to Landlord or Litchfield, as applicable, all releases or documents necessary to terminate such right to use and register the Assumed Name.


                                   ARTICLE II
                           TERM, EXTENSION AND RENEWAL
                           ---------------------------

                  2.1 Term. The term of this Sublease shall commence at 12:01 a.m., local time, on June 1, 1996 (the "Effective Date"). The term of this Sublease shall run from the Effective Date and terminate at 12:00 midnight, local time, on the date (the "Lease Termination Date") that is seven (7) years from the Effective Date as defined in Section 2.1 of the Lease (the "Initial Term"), unless sooner terminated, extended or renewed as provided in Sections 2.2, 2.3 and 2.4 hereof.

                  2.2 Extension of the Initial Term. In the event the Lease is extended pursuant to Section 2.2(a) of the Lease, then the Initial Term of this Sublease shall be extended for an equal number of additional lease years (such additional periods are referred to individually as the "Extended Term" and collectively as the "Extended Terms"). Such Extended Terms shall begin upon the expiration of the Initial Term or any prior Extended Term, with such Extended Terms under the same terms and conditions of the Lease and this Sublease, except as otherwise stated therein and herein.

                  2.3 Renewal Terms. Upon the expiration of the Initial Term or any Extended Term under the Lease and if no Tenant Event of Default exists under this Sublease, Tenant is hereby granted (i) one (1) option to renew this Sublease for an additional period of seven (7) years and (ii) three (3) successive options to renew this Sublease for an additional period of five (5) years for each such option, such renewal term(s) to begin respectively upon the expiration of the prior term(s) (such renewal periods are referred to collectively as the "Renewal Terms," and individually each as the "Renewal Term"), with each Renewal Term under the same terms and conditions of this Sublease, except as otherwise stated herein. Tenant may exercise its right to exercise the aforesaid options by providing written notice in each instance to Landlord, Litchfield and Lender (in accordance with Section 15.1 hereof) no less than fifteen (15) months prior to the expiration of the Initial Term, or if the Initial Term is extended pursuant to Section 2.2 hereof, nine (9) months prior to the expiration of the Extended Term, or if this Sublease is renewed pursuant to this Section 2.3, nine (9) months prior to the expiration of any Renewal Term; provided, however, Landlord shall have complied with the renewal provisions set forth in the Lease with respect to each such Renewal Term.

                  The Initial Term, any Extended Term pursuant to Section 2.2 hereof and any Renewal Term pursuant to Section 2.3 hereof shall be referred to collectively as the "Term".

                                   ARTICLE III
                                     RENTAL
                                     ------

                  3.1 Base Rental. Rent shall commence on the Effective Date of this Sublease. The monthly payments of Rent provided for herein shall be paid by Tenant in advance, without notice or demand, on the first day of each month in equal monthly installments throughout the Lease Year, except as otherwise stated herein. The Rent for the calendar month during which Rent shall begin to accrue and for the last calendar month of the Term of this Sublease shall be prorated based upon the actual number of days in such month, if necessary. All Rent payments shall be paid to Landlord at the address stated in Section 15.1 hereof or to such other person, firm or corporation or at such other address as Landlord may designate by notice in writing to Tenant. For purposes of this
Article III and as otherwise provided for in this Sublease, capitalized terms used herein shall have the meanings assigned to them in Section 3.2 hereof, unless otherwise previously defined or stated herein.

                             Tenant  agrees to pay Landlord as rent (the "Rent")
for each Lease Year all of the amounts payable by Landlord to Litchfield and to Lender (on behalf of Litchfield) as provided for in Article III and Article IV of the Lease.

                             For  the  period  from  the  Effective  Date to and
including August 31, 1996, Tenant shall pay Landlord the sum of $311,163.

                             Beginning  September  1, 1996 and  during the first
Lease Year of this Sublease, Tenant shall pay Landlord the sum of $1,244,652 (the "First Year Rent"). Within thirty (30) days after the end of the first Lease Year, the First Year Rent shall be reviewed by Landlord to determine if the sum accurately represents the amount paid by Landlord under the Lease during the first Lease Year. If the First Year Rent is less than the amount paid by Landlord under the Lease, then Tenant shall pay such additional amount to Landlord as Rent under this Sublease within five (5) days of written notice thereof by Landlord of the amount owed by Tenant. If the First Year Rent is in excess of the amount paid by Landlord under the Lease, then such amount shall be credited to Tenant as partial payment of Rent in the second Lease Year under this Sublease.

                             Beginning  in the  second  Lease  Year  and for all
Lease Years thereafter during the Term of this Sublease and until the Lease Termination Date, the Rent under this Sublease for each such Lease Year shall be the amount paid by Landlord under the Lease for the prior Lease Year under the Lease. Landlord shall provide Tenant written notice within ten (10) days prior to the beginning of each Lease Year under this Sublease of the amount of Rent that Tenant will be obligated to pay Landlord under this Sublease for such Lease Year. Within thirty (30) days after the end of each Lease Year during the Term of this Sublease, the prior Lease Year's Rent under this Sublease shall be reviewed by Landlord to determine if the sum accurately represents the amount paid by Landlord under the Lease for such Lease Year. If the Rent paid by Tenant during such Lease Year under this Sublease was less than the amount paid by Landlord under the Lease, then Tenant shall pay such additional amount to Landlord as Rent under this Sublease within five (5) days of written notice thereof by Landlord of the amount owed by Tenant. If the Rent paid by Tenant during such Lease Year under this Sublease was in excess of the amount paid by Landlord under the Lease, then such amount shall be credited to Tenant as partial payment of Rent in the following Lease Year under this Sublease; provided, however, that if such credit occurs at the end of the Term of this Sublease, then Landlord shall be obligated to pay such excess amount to Tenant.

                  3.2        Definitions.
                             ------------

                             (a) "Rent"  shall mean the amount paid by Tenant to
Landlord as described in Section 3.1 herein.

                             (b) "Lease  Year"  shall mean any twelve (12) month
period that commences on the Effective Date of the Lease, or any subsequent anniversary of the Effective Date of the Lease.

                             (c) "Lender" shall mean National Health  Investors,
Inc., a Maryland corporation, or any successor thereof, together with any holder of the Loan or any renewal, extension or refinancing of the Loan.

                             (d)  "Loan"  shall  mean  the  loan  of  Litchfield
entered into as of August 31, 1994, with the Lender, together with any advance, renewal, extension, modification, amendment or refinancing of such Loan.

                  3.3 Effective Date Payments. Landlord shall be responsible for payment of all payables accrued prior to the Effective Date of this Sublease (the "Effective Date Payables"), including, but not limited to, salaries, wages, compensation, employee vacation, holiday, bonuses, sick leave or amounts for other employee benefit programs of Landlord attributable to the period prior to the Effective Date, trade payables, utilities, insurance, telephone expenses, taxes or assessments, and other charges, expenses and costs accrued prior to the Effective Date (collectively, the "Payables"). All Payables shall be calculated and adjusted pro rata, as of the Effective Date of this Sublease, as between Landlord and Tenant. Landlord shall defend, indemnify and hold Tenant harmless from and against any and all claims, demands, actions, liabilities and expenses (including reasonable attorneys' fees) arising out of, or in connection with the Effective Date Payables of the Premises or the Facility accrued prior to the Effective Date.

                  Any advance payments made by patients of the Facility for services to be rendered after the Effective Date of this Sublease shall be paid or credited to Tenant upon the Effective Date of this Sublease, and any patient deposit trust funds shall be paid or assigned to Tenant upon the Effective Date of this Sublease.

                  3.4 Receivable Payments to Landlord and Tenant. During the Term of this Sublease, Tenant shall remit to Landlord as soon as reasonably possible after receipt thereof all receivables due and owing to Landlord that are collected by or paid to Tenant and that are attributable to the use, possession and management of the Premises prior to the Effective Date of this Sublease. During the Term of this Sublease, Landlord shall remit to Tenant as soon as reasonably possible after receipt thereof all receivables due and owing to Tenant that are collected by or paid to Landlord and that are attributable to Tenant's use, possession and management of the Premises from, on and after the Effective Date or have been sold, transferred or conveyed to Tenant by Landlord. If Tenant determines after the Effective Date of this Sublease that Landlord (or Landlord's predecessor in interest) has advance billed and collected patient receivables that are actually attributable to Tenant's use, possession and management of the Premises after the Effective Date of this Sublease, then Tenant, after notice to Landlord thereof and in the absence of a dispute thereof, shall have the right to offset and deduct from the Rent the total amount representing such advance billed and collected patient receivables.


                                   ARTICLE IV
                              TITLE AND POSSESSION
                              --------------------

4.1 Authority. Landlord has the complete right and authority to enter into this Sublease on the terms and conditions and for the use herein stated.

                  4.2 Leased Equipment. Landlord shall furnish as "Leased Equipment" in the Facility all of the Personal Property and Inventory necessary to reasonably operate the Facility in accordance with state health care standards as of the Effective Date, including, but not limited to, the items described on Exhibit B hereto and such Leased Equipment shall be leased to Tenant and be controlled by the terms of this Sublease. No additional rent, beyond the Rent provided for in Article III hereof, shall be paid by Tenant for the Leased Equipment.

                  If necessary or appropriate for the operation of the Facility, Tenant shall during the Term add additional items that will become Leased Equipment or repair or replace part or all of the items of Leased Equipment which have been damaged or destroyed through no fault or neglect of Landlord and such repair or replacement shall be at the sole cost and expense of Tenant, but any such additional, repaired or replaced Leased Equipment shall be and remain the property of Landlord. Such additional or replacement fixtures, equipment or furnishings
                                        7
shall not be subject to leases or conditional sales contracts, except those entered into in the ordinary course of business.


                  4.3 Surrender of Possession. At the end of the Term or upon the earlier termination of this Sublease, Tenant, (i) at its sole cost and expense, shall surrender the Premises and the Leased Equipment (including additions, replacements and accessories thereto), to Landlord, which Leased Equipment shall specifically include all the Personal Property and Inventory necessary to reasonably operate the Premises in accordance with state healthcare standards in effect as of the end of the Term of this Sublease, in the same good condition and state of repair as they were at the beginning of the original Term, ordinary wear and tear excepted, and broom clean and (ii) shall surrender its license to operate the Premises as a health care facility in favor of Landlord; provided, however, Landlord or subsequent tenant has applied for and will receive (at Landlord's or subsequent tenant's cost and expense, including filing and licensure fees) appropriate governmental approvals for such license transfer, which transfer Tenant shall reasonably cooperate with in all material respects. At the end of the Term, Tenant shall pay all scheduled periodic amounts due and owed to third parties as of the Lease Termination Date for any of the Leased Equipment and the Leased Equipment shall be surrendered to Landlord free and clear of all liens and encumbrances (other than those in favor of Lender), except liens and encumbrances in respect of the remaining Leased Equipment payment obligations.

                  4.4 Holding Over. If Tenant remains in possession of the Premises after the expiration of the Term of this Sublease, such possession shall be as a month-to-month tenant. During such month-to-month tenancy, Rent shall be payable at one hundred twenty-five percent (125%) of the rate as is in effect during the last month of the preceding Term (including the adjustment provided in Section 3.3 hereof) and the provisions of this Sublease shall be applicable and continue in full force and effect.

                  4.5  Surrender  of  Premises  License  by  Landlord.   On  the
Effective Date, Landlord shall surrender its license to operate the Premises as a health care facility in the name of Tenant.

                  4.6 Facility License. On the Effective Date, Landlord shall cooperate with Tenant so as to obtain a license to operate the Premises as a health care facility in the name of Tenant.


                                    ARTICLE V
                        TAXES, ASSESSMENTS AND UTILITIES
                        --------------------------------

5.1 Taxes. Tenant, at its sole cost and expense, shall pay when due all real estate taxes, personal property taxes, Rent Taxes (as defined below) and assessments, if any, becoming due and payable against the Premises or the Leased Equipment beginning as of the Effective Date and all taxes and assessments (if any) thereafter becoming due and payable during the Term of this Sublease. Notwithstanding the foregoing in no event shall Tenant be obligated to pay any income tax of Landlord or Litchfield, any franchise tax of Landlord or Litchfield or any other tax assessed against the income or capital of Landlord or Litchfield. Tenant shall have the right, at its sole cost and expense and in good faith, to contest the amount or validity of any such tax or assessment payable by Tenant under the terms of this Sublease. If Tenant contests any proposed real estate tax or assessment, then Tenant shall escrow the full amount of such proposed real estate tax or assessment during the period of the contest, including, if applicable, any statutory interest or penalty requirements and shall provide Landlord and Litchfield with proof of the escrow and the identity of escrow agent. In addition, if at any time payment of any such tax or assessment shall become necessary to prevent the tax sale of the Premises or any portion thereof because of nonpayment, then Tenant shall pay the same in sufficient time to prevent such sale. In no event, and under no circumstances, shall Tenant permit the Premises to be lost due to the failure to pay taxes described in the Section. Any real estate taxes and assessments which become due for the year in which possession is given to Tenant but which are payable prior to the Effective Date shall be prorated for the calendar year between Landlord and Tenant and such proration shall also occur at the end of the Term for the calendar year of termination. "Rent Taxes" shall mean any excise, transaction, sales or privilege tax (except federal and state taxes imposed in connection with change of ownership of the Premises) at any time levied or imposed by any government or government authority, subdivision, agency or body on account of or measured by the Rent or any other sums payable under this Sublease.

                  5.2 Sewer Use Fees. Tenant, at its sole cost and expense, shall pay when due all sewer use fees and deposits (if any) assessed against the Premises, beginning as of the Effective Date of this Sublease and during the Term of this Sublease. In the event of the expiration or earlier termination of this Sublease or termination of the right of possession of Tenant, Tenant shall not be entitled to a return of all sewer use deposits.

                  5.3 Utilities. Tenant, at its sole cost and expense, shall obtain in its name and pay when due all charges and deposits (if any) for gas, water, electricity, cable television, trash, telephone, communication services, and all other utilities (collectively, the "Utilities") used on or supplied to the Premises, beginning as of the Effective Date of this Sublease and during the Term of this Sublease. In the event of the expiration or earlier termination of this Sublease or termination of the right of possession of Tenant, Tenant shall not be entitled to a return of all utilities deposits.

                                   ARTICLE VI
                                 USE OF PREMISES
                                 ---------------

6.1 Use by Tenant. Upon the Effective Date, Tenant shall use the Facility and the Premises only for the business purpose of a health care facility, ancillary, medical and therapeutic health care services and for no other purpose. Tenant covenants and agrees that during the Term of this Sublease, it will continuously operate the Facility as a provider of health care services in material compliance with all applicable rules, regulations, laws, statutes, orders,
ordinances  and  requirements,   and  will  maintain  its   certifications   for
reimbursement and licensure, and its accreditation, if compliance with accreditation standards is required to maintain the operations of the Facility and a failure to comply would adversely affect operations of the Facility.

                  6.2 Compliance with Laws. Tenant shall use its reasonable best efforts and at its sole cost and expense, to get the Premises into material compliance, and Tenant shall operate the Premises in material compliance with all applicable city, county, state and federal building codes, ordinances, rules, regulations and laws applicable to the Premises.

                  6.3 Waste. Tenant shall neither commit, nor permit the commission of waste upon or against the Premises and the Leased Equipment, ordinary wear and tear excepted.

                  6.4 License and Permits. Tenant at its sole cost and expense, shall acquire and maintain all licenses and permits needed to operate a long term care facility on the Premises.

                  6.5  Right of Entry  for  Inspection  and  Repairs.  Landlord,
Litchfield and Lender (or their authorized designee) shall have the right to enter upon the Premises for the purpose of inspection or making such improvements, repairs and alterations of the Premises as Landlord, Litchfield and Lender (or their authorized designee) may be required or permitted hereunder to provide, or may deem reasonably necessary or advisable. At all reasonable times and with the least disturbance reasonably necessary, Landlord, Litchfield and Lender (or their authorized designee) may inspect the Premises or view the Premises with existing or prospective mortgagees, prospective purchasers or prospective tenants or sub-tenants. Except in cases of emergency or when Tenant is in default under this Sublease, Landlord, Litchfield and Lender (or their authorized designee) shall give Tenant reasonable advance notice before entering the Premises; provided, however, Landlord, Litchfield and Lender (or their authorized designee) shall not infringe on Tenant's normal and customary rights of quiet enjoyment. The consent of Tenant (not to be unreasonably withheld) shall be obtained prior to commencement of major repairs, improvements or alterations to the Premises by Landlord or Litchfield and, if reasonably possible, such work shall be done at such time or times as will not unreasonably interfere with the operations of Tenant. The exercise of any right reserved hereunder by Landlord, Litchfield and Lender shall not operate as a constructive eviction or disturbance of Tenant's use and possession of the Premises and shall not render Landlord, Litchfield and Lender liable to Tenant or any other person.

                  6.6 Reports to Landlord and Litchfield. At least quarterly and annually, Tenant shall furnish to Landlord and Litchfield a written report, in form and substance reasonably satisfactory to Landlord and Litchfield, regarding the operation, management and financial performance of the Premises, including, but not limited to, information as to the Net Revenues for the Premises, as defined in Section 3.2(g) of the Lease.

                  6.7 Additional Tenant Obligations. During the term of the Note, Tenant shall perform the obligations set forth on Exhibit D hereto as required therein, unless Landlord and Litchfield otherwise consent in writing; provided, however, that in the event of a refinance, amendment, modification or supplement of the Loan (a "Loan Refinance") evidenced by a note, Tenant shall perform and observe such covenants, duties and obligations required by the instruments evidencing the security or pertaining to such Loan Refinance.


                                   ARTICLE VII
                                 EMINENT DOMAIN
                                 --------------

7.1 Permanent or Temporary Taking. In the event notice of the taking of all or any portion of the Premises on a permanent or temporary basis by any federal, state, local or quasi-governmental agency or other authority, by means of condemnation or threat of condemnation is received by Landlord, Litchfield or Tenant, then such party shall promptly provide to the other parties notice of such proposed or threatened taking. Upon the occurrence of such taking, whether by condemnation, threat of condemnation or conveyance in lieu of condemnation, the terms and conditions of this Article VII shall govern and control.

                  7.2 Permanent Taking. In the event of the taking of the entire Premises or so much thereof that the remainder of the Premises cannot reasonably be utilized as a health care facility and the Lease is terminated as a result thereof, then this Sublease shall terminate as of the effective date of such taking by the governmental or quasi-governmental authority.

                  7.3 Temporary Taking. In the event that all or any part of the
Premises shall be taken for a temporary use by a governmental or quasi-governmental authority, all such compensation for the temporary taking received by Landlord under the Lease or Tenant under this Sublease shall be payable to Landlord. Tenant's obligation to pay Rent shall continue under this Sublease; provided, however, Rent shall be reduced or adjusted to the extent Landlord's obligation to pay Rent under the Lease is modified.

                  7.4 Partial Taking. In the event that a portion of the Premises shall be taken by a governmental or quasi-governmental authority but the remainder of the Premises can reasonably be utilized as a health care facility, then this Sublease shall continue and, except as otherwise provided in this Section 8.4, Tenant shall continue to perform all terms and conditions of this Sublease as if such condemnation or taking shall not have occurred. Neither party shall have any right to terminate the Sublease as a result of such taking or condemnation. Tenant's obligation to pay Rent shall continue under this Sublease; provided, however, Rent shall be reduced or adjusted to the extent Landlord's obligation to pay Rent under the Lease is modified. If applicable under the Lease, to the extent such compensation is not applied to the indebtedness secured by the Facility, all compensation paid in respect of such taking shall belong to and be the property of Litchfield; provided, however, that to the extent such shall not reduce the award or compensation to Litchfield, Tenant shall be entitled to seek and maintain an independent action or claim in the condemnation or eminent domain proceedings for its equipment (other than the Leased Equipment) or signs, moving expenses, relocation costs or any other allowances to which Tenant may be legally entitled. In any event Landlord and Litchfield shall not be liable to Tenant for any damage, compensation or award.


                                  ARTICLE VIII
                     ALTERATIONS, REPAIRS AND TRADE FIXTURES
                     ---------------------------------------

8.1 Repairs by Tenant Generally. Tenant, at its sole cost and expense, shall inspect, maintain and repair the improvements constituting the Premises so as to keep the Leased Improvements and interior decorations in good repair and in a safe condition, ordinary wear and tear excepted, free from dirt, water, snow, ice, refuse, trash and obstruction and in material compliance with applicable laws. This obligation to repair shall include, but not be limited to, Tenant's signs, glass, any air conditioning, heating, electrical, parking areas and driveways, plumbing systems, roof, walls and all interior repairs. Except as otherwise provided for herein, Tenant shall not alter any part of the structure of the Premises or change or alter any permanent improvement in or on the Premises or make additions thereto without the prior written consent of Landlord, Litchfield and Lender (or their authorized designee), which consent shall not be unreasonably withheld; provided, however, that no such alterations or additions shall adversely affect the fair market value or useful life of the Premises. However, Tenant may make such alterations without Landlord's and Litchfield's consent if such alterations have an aggregate cost of no more than $1,500,000, so long as Tenant gives a copy of the plans to Landlord, Litchfield and Lender (or their authorized designee) within ten (10) days prior to making the alterations. Landlord, Litchfield and Lender reserve the right to impose reasonable requirements as a condition of granting their consent to any proposed alterations in excess of $1,500,000, including, without limitation, requirements that Tenant (a) submit for Landlord's, Litchfield's and Lender's (or their authorized designee's) prior approval (which approval shall not be unreasonably withheld) plans and specifications prepared by licensed architects and engineers, (b) submit for Landlord's and Litchfield's prior approval

(which approval shall not be unreasonably withheld) the names, addresses, and general information of all contractors, subcontractors, and suppliers, (c) obtain, arrange for and/or post necessary permits, bonds, and additional insurance, (d) submit contractor, subcontractor, and supplier lien waivers, and
(e) materially comply with such other requirements as Landlord, Litchfield and Lender (or their authorized designee) may reasonably impose concerning the manner in which the work shall be done and the other aspects of the work. Any alteration or repair work shall be performed in a good and workmanlike manner, with quality materials, materially in accordance with plans and specifications approved by Landlord, Litchfield and Lender (or their authorized designee). Any alteration or repair work shall be completed so as to cause the least material interference at the Premises, in material compliance with all applicable laws, permits, licenses, and regulations. Tenant shall use its reasonable best efforts to keep the Premises free from any mechanic's, materialman's, or similar liens and encumbrances and any claims therefor in connection with any alteration or repair work. Tenant shall give Landlord, Litchfield and Lender (or their authorized designee) notice at least ten (10) days prior to commencement of the alteration or repair work, to afford Landlord, Litchfield and Lender (or their authorized designee) the opportunity to post or record appropriate notices of nonresponsibility. Tenant shall remove any lien, claim, or encumbrance, by bond or otherwise, within thirty (30) days after such claim is asserted. If Tenant fails to do so, Landlord, Litchfield or Lender may pay the amount or take such other action as Landlord, Litchfield or Lender deems reasonably necessary to remove such claim, lien, or encumbrance after investigating the validity thereof. The amount so paid and costs incurred by Landlord, Litchfield or Lender shall be payable by Tenant on demand, together with detailed information regarding such amount. Nothing in this Sublease shall authorize Tenant to do any act which shall subject Litchfield's title to the Premises or its interest therein to any such liens, claims, or encumbrances. Any such liens shall attach solely to Tenant's interest in the Premises and shall in all respects be subordinate to Litchfield's title to the Premises. Tenant shall not do anything or permit anything to be done upon the Premises which will adversely affect the safety or security of the Premises, or which will increase the rate of fire or casualty insurance upon the improvements or their contents, without Landlord's, Litchfield's and Lender's (or their authorized designee) written consent, or which will cause structural damage to the Premises or to any improvements therein. Except for trade fixtures, any improvements made to the Premises shall become the property of Landlord, free of charge, if affixed to the realty.

                  8.2 Quality and Promptness of Repairs. All repairs made by Tenant shall be made promptly when necessary; shall be at least equal to the original construction in the quality of materials and workmanship and shall be done in full compliance with all applicable building codes, ordinances, rules, regulations and statutes of the city, county, state and federal governments; provided, however, Landlord or Litchfield shall have the right to perform necessary repairs for and on behalf of Tenant, and charge Tenant for the cost of such repairs.

                  8.3 Liability of Landlord and Litchfield. Landlord shall not be liable to Tenant or any other person or corporation, including employees and invitees, for death or injury to the person or for loss or damage to property caused by theft, vandalism, water, rain, snow, frost, fire, storm or accident, or by breakage, stoppage, or leakage of water, gas, heating or sewer pipes or plumbing, upon, about or adjacent to the Premises or by any other cause, except damages caused by Litchfield's breach of the Lease, Landlord's breach of this Sublease or by the gross negligence or willful misconduct of Landlord, Litchfield or their employees or agents.



                                   ARTICLE IX
                                      SIGNS
                                      -----

                  Tenant shall have the right to place upon the Premises such sign or signs as it may desire for advertising purposes, at Tenant's sole cost and expense. All signs shall comply with all applicable federal, state and local statutes, rules, regulations and ordinances. Tenant shall maintain such signs in a good state of repair and shall repair any damage to the Premises by the erection, maintenance or removal of such signs at the termination of this Sublease. Upon the termination of this Sublease, all signs of Tenant shall be removed in accordance with Article IX relating to trade fixtures.


                                    ARTICLE X
                    ASSIGNMENT, SUBLETTING AND SUBORDINATION
                    ----------------------------------------

                  10.1 Assignment or Subletting by Tenant. Tenant shall not assign this Sublease or any interest herein, or sublet the Premises or any part thereof or any right or privilege appurtenant thereto, or allow any person other than Tenant and its agents, employees, patients and medical staff to occupy or use the Premises or any part thereof without Landlord's, Litchfield's and Lender's prior written consent, if required. This Section shall not prohibit assignment to affiliated entities of Tenant, co-ventures or partnerships of which Tenant is a participant (collectively, a "Successor Affiliate"); or any other such entity or successor; provided, however, that such affiliate entity, co-venture or partnership shall be and remain at least fifty-one percent (51%) owned or beneficially owned by Integrated Living. Upon the occurrence of any assignment or subletting to a Successor Affiliate, Tenant shall promptly provide to Landlord and Litchfield written notice of such assignment or subletting, together with a copy of all assignments, transfers, subleases, financial and ownership information regarding such Successor Affiliate and such other information reasonably requested by Landlord and Litchfield. Any unauthorized assignment or sublease shall be voidable and shall constitute a breach of this Sublease at Landlord's or Litchfield's option.

                  Landlord, Litchfield and Lender shall not unreasonably withhold or delay their consent to assignment or subletting of this Sublease. Without limitation of Landlord's, Litchfield's and Lender's right to withhold their consent, Landlord, Litchfield and Lender may withhold their consent and be deemed reasonable hereunder if one or more of the following applicable facts exist:

                             (a) Assignee or sublessee does not agree in writing to be bound by all terms, conditions and obligations under the Lease and this Sublease.

                             (b) Assignee's or sublessee's proposed use of the Premises is not permitted by the use provisions of the Lease and this Sublease.

                             (c) The proposed assignee or sublessee does not promptly obtain licensure approval after the assignment or sublease in accordance with applicable Florida statutes, rules and regulations.

                             It  shall  not be  unreasonable  to  withhold  said
consent if Tenant is in default of this Sublease at such time.

                  In the event Landlord, Litchfield and Lender refuse to grant such consent and if Tenant wishes to contest Landlord's and Lender's decision, then Tenant's sole remedy shall be for injunctive relief and specific performance and not for any form of damages or costs, unless such refusal to grant consent is found to be arbitrary and capricious by unappealable final decision of a court of competent jurisdiction. Any such assignment or sublease shall be subject to the terms of the Lease and this Sublease and Tenant shall remain primarily liable to Landlord, Litchfield and Lender for the full performance of the duties and obligations under this Sublease.

                  10.2 Assignment by Landlord. Landlord shall not sell, assign or transfer this Sublease or any interest herein unless permitted under the Lease or this Sublease.

                             Any  unauthorized  assignment shall be voidable and
shall constitute a breach of this Sublease at Tenant's option.

                             Tenant shall be under no obligation to any assignee
of Landlord (other than Litchfield and Lender) except upon written notice of such assignment from Landlord, Litchfield and Lender. Upon notice to Tenant of any such assignment, the Rent payable by Tenant which are subject to this assignment shall be paid to or upon the written order of the assignee.

                  10.3 Subordination and Attornment. This Sublease shall be subject and subordinate to the lien contemplated by the Loan Agreement and any lien securing indebtedness hereafter to be secured by the Premises at the election of any owner of the Premises, and to all renewals, modifications, amendments, consolidations, replacements and extensions thereof, subject, however, to the covenants and conditions contained in this Section

11.3. Tenant shall execute and deliver to the owner of the Premises, Lender and any other holder of secured indebtedness, documents which may be reasonably required by any owner of the Premises in confirmation of such subordination promptly upon Landlord's or Litchfield's written request. Further, Tenant, as a part of any subordination agreement, if requested, shall agree to attorn to Lender and any other holder of secured indebtedness in the event of foreclosure or deed in lieu of foreclosure, in a manner reasonably acceptable to Lender and any such other lender. In consideration of Tenant's execution of a subordination and/or attornment agreement, Landlord or Litchfield shall cooperate and assist Tenant in obtaining a non-disturbance agreement from Lender and any such other holder of secured indebtedness. In any event, Tenant shall be obligated to continue to pay Rent and comply with all other terms of this Sublease if allowed to remain in possession after any foreclosure or deed in lieu of foreclosure; provided, however, if any Lender or other holder of secured indebtedness forecloses on the lien contemplated by the Loan Agreement or any other lien securing indebtedness in respect of the Premises, or the Premises are purchased at a foreclosure sale, Tenant shall not be disturbed so long as Tenant has met and continues to meet all its requirements under this Sublease. Except for the lien securing indebtedness contemplated by the Loan Agreement, Landlord or Litchfield may not place any other lien securing indebtedness on the Premises without the written consent of Tenant.

                  10.4 Sale by Litchfield. Any sale, assignment or conveyance of the Premises shall be made subject to the Lease, this Sublease and the Purchase Option Agreement. If the Premises is sold to Landlord pursuant to the Purchase Option Agreement, then this Sublease shall terminate on the date of acquisition of the Premises by Landlord.

                  10.5 Estoppel Certificates. Tenant, upon request by Landlord or Litchfield, shall execute and deliver to Landlord or Litchfield, in contemplation of the sale or mortgage of the Premises, and Landlord or Litchfield upon request by Tenant shall execute and deliver to Tenant, in contemplation of an assignment of the Lease or this Sublease, an estoppel certificate which shall, at a minimum, state, to the extent true, the following facts: (a) that this Sublease is a true and correct copy of this Sublease and that it has not been modified or terminated except as set forth, (b) that the Rent in this Sublease has not been modified, (c) that there are no outside agreements that would affect the beneficiary of the estoppel certificate or any of their rights under this Sublease or to the Premises, (d) that there are no disputes existing as to this Sublease, (e) that Landlord has complied with the terms of this Sublease to the date of the certificate, (f) that there has been no Rent paid more than thirty (30) days in advance, and (g) any other terms reasonably acceptable to Tenant or reasonably required by any mortgagee.

                                   ARTICLE XI
                                     DEFAULT
                                     -------

                  11.1 Default by Tenant. As used herein, the term "Event of Default" shall mean the occurrence of any one or more of the following:

                             (a) The failure of Tenant to pay the Rent under this Sublease and the continuation of such failure for a period thirty (30) consecutive calendar days (twenty-eight (28) consecutive calendar days for the month of February) after the date the Rent is due and payable under this Sublease.

                             (b) The failure of Tenant to pay any other sum of money payable under this Sublease and the continuation of such failure for a period fifteen (15) consecutive calendar days after the date such other sum of money is due and payable.

                             (c) Unauthorized assignment of this Sublease or any interest therein or unauthorized sublease of the Premises or any part thereof.

                             (d) Abandonment or vacating of the Premises by Tenant or any permitted subtenant, or failure of Tenant or any permitted subtenant, to conduct business as required by this Sublease.

                             (e)    Dissolution of Tenant or Integrated Living.

                             (f)    The  appointment  of a  receiver  or trustee
                                    over  all or any  part  of the  property  of
                                    Tenant or Integrated Living or any permitted
                                    subtenant,  and,  in the  case  of any  such
                                    appointment    without    the   consent   or
                                    acquiescence of Tenant or Integrated Living or any permitted subtenant, the expiration of one hundred and eighty (180) consecutive calendar days after the effective date of such appointment without such appointment having been released or vacated.

                             (g) The voluntary or involuntary making by or against Tenant or Integrated Living or any permitted subtenant of a general assignment for the benefit of any one or more of the past, present or future creditors of Tenant or Integrated Living or any permitted subtenant and, in the case of any involuntary assignment, the expiration of one hundred and eighty (180)
                                    consecutive   calendar   days  without  such
                                    involuntary   assignment   being  fully  and
                                    completely abrogated.

                             (h) The filing or attachment of any lien or encumbrance against the Premises arising out of any act or omission by Tenant or any permitted subtenant which is not released or bonded by Tenant in accordance with the law within thirty (30) consecutive calendar days after the filing of any such lien or encumbrance.

                             (i) Failure of Tenant or any permitted subtenant to provide evidence of the obtaining or maintenance of any insurance coverage provided hereunder and the continuation of such failure for a period of fifteen (15) calendar days after the date of delivery of written notice thereof from Landlord.

                             (j) Failure of Tenant or any permitted subtenant to perform any material covenant, condition, indemnity or obligation contained in this Sublease or the Lease which is not covered by any other subsection of this Section 12.1 and the continuation of such failure for a period of thirty (30) calendar days after the date of delivery of written notice thereof from Landlord; provided, however, that if such failure could not reasonably be cured within such thirty (30) day period, then such thirty (30) day period shall be extended for such additional period of time as may be reasonably required in order to cure such failure, provided that Tenant exercises reasonable diligence in curing such failure during and after the expiration of the initial thirty (30) day period.

                             (k) Any act of intentional material damage to the Premises or any common area.

                             (l)    The  occurrence of an Event of Default under
                                    Article XIII of any of the Affiliated Leases or Article XI of the Colorado Sublease.

                  In the event of any default, Landlord shall give Tenant written notice of the default stating the default complained of and referring to the applicable Article and Section in this Sublease relied on by Landlord.

                  11.2 Landlord's Rights and Remedies. Upon any Event of Default and a failure by Tenant to cure same within the time period provided in the preceding Section, if any, Landlord, at its option, and without further demand or notice, shall have the following rights and remedies in addition to any rights provided by law or equity, all of which shall be cumulative:

                  (a) Perform any covenant or obligation of Tenant and add the cost of the cure to the next installment or installments of the Rent due.

                  (b) Terminate the Sublease and Landlord may make a demand for accrued Rent.

                  (c) Reenter the Premises without terminating the Sublease and take possession of the Premises and any Leased Equipment and Tenant shall remain liable for the equivalent amount of Rent reserved for the balance of the Term, as and when due, less the avails, if any, of reletting the Premises or any part thereof to a third party. If Landlord relets the Premises (either for a term greater than, less than or equal to the unexpired portion of the Term then in effect under the terms of this Sublease) for an aggregate rent during the portion of such new sublease which is less than the Rent and other charges which Tenant would pay hereunder for such period, Landlord may immediately upon the making of such new sublease, sue for and recover the difference between the aggregate rental provided for in said new sublease for the portion of the term coextensive with the Term then in effect under this Sublease, and the Rent and other charges which Tenant would pay hereunder for such period, together with any reasonable expenses, including, without limitation, attorneys' fees and expenses, to which Landlord may be put for brokerage commissions, placing the Premises in tenantable condition, and other related charges or expenses accrued prior to the new sublease or otherwise; provided, however, the aggregate rental provided for in said new sublease is reasonable for the Premises. If such new sublease or tenancy is made for a shorter term than the balance of the Term of this Sublease, any such action brought by Landlord to collect the deficit for that period shall not bar Landlord from thereafter suing for any loss accruing during the balance of the unexpired Term of this Sublease. Landlord shall use its reasonable efforts to negotiate and obtain terms and conditions for any reletting of the Premises that are commercially reasonable terms and conditions under the circumstances. Landlord shall also abide by the real property laws applicable to the Premises in respect of reletting the Premises and mitigating the liability and obligations of Tenant under this subsection (c).

                  (d) Neither (i) the termination of this Sublease pursuant to subsection (b); (ii) the repossession of the Premises; (iii) the failure of Landlord, notwithstanding reasonable best efforts, to relet the Premises; (iv) the reletting of all or any portion thereof; nor (v) the failure of Landlord to collect or receive any rentals due upon any such reletting, shall relieve Tenant of its liability and obligations hereunder, all of which shall otherwise survive any such termination, repossession or reletting. Any payments with respect to rental, taxes, insurance and maintenance of the Premises made by any subsequent tenant of the Premises, during the time Tenant shall remain liable to Landlord under this Sublease, shall to the extent to such payment relieve Tenant of its liability for that payment under this subsection
                             (d).

                  (e) Landlord may enforce, by action or otherwise, any other term or covenant of this Sublease.

                  (f) At the option of Landlord, the rights and remedies of this Section 12.2 shall apply to this Sublease, the Colorado Sublease or both.

                  Tenant knowingly and voluntarily waives demand for performance, notice to quit and any and all rights of redemption which Tenant may now have or hereafter acquire pursuant to statute or court decision, except for notice as provided in this Article.

                  Landlord shall have the right to cure any Event of Default by Tenant without giving notice to Tenant in the event of any emergency.

                  Landlord's failure to insist on the strict performance of and compliance with each condition in this Sublease shall neither constitute nor be construed as constituting a waiver by Landlord of Landlord's rights under this Article or by law, nor constitute nor be construed as consisting of a waiver by Landlord of a second or subsequent Event of Default by Tenant of same condition. Acceptance of past due Rent or other sums due shall in no way act as a waiver of Tenant's Event of Default nor prevent Landlord from proceeding as above stated. In the event litigation is commenced, it shall not be necessary for Landlord to notify Tenant of any additional occurrences of Event of Default prior to proceeding as permitted.

                  11.3 Default by Landlord. If Landlord defaults in the performance of any condition or obligation in this Sublease and if Tenant gives Landlord notice of the default stating the default complained of and referring to the Article and Section in this Sublease relied on by Tenant, Landlord shall have thirty (30) calendar days after receiving written notice from Tenant to undertake the cure of any such default and shall thereafter cure same in good faith, with diligence, and within a reasonable period of time.

                  If Landlord fails to cure any such default or to diligently and in good faith pursue the cure as provided for herein, then Tenant may sue Landlord for its damages, and may further obtain injunctive relief if necessary and permitted as a matter of law to maintain operation of the Facility or conform with applicable law.

                  Whenever this Sublease requires any act (other than the payment of a liquidated sum of money, e.g., rental payments, taxes, utilities, etc.) by Landlord or Tenant within a certain period of time or by a certain time, the time for the performance of such act shall be extended by the period of any delay caused by war, strikes, lockouts, civil commotion, unpreventable material shortages, casualties, acts of God or other similar conditions or events beyond the control of the obligated party; provided, however, that written notice of such delay and the cause and circumstances thereof shall be given to the other party immediately after commencement of such delay and knowledge of such delay becoming known by the obligated party.


                                   ARTICLE XII
                                   BANKRUPTCY
                                   ----------

                  If an Event of Default described in Article 11.1(g) occurs, then Landlord may terminate this Sublease by giving notice to Tenant of its intention so to do; provided, however, neither bankruptcy, insolvency, an assignment for the benefit of creditors nor the appointment of a receiver shall affect this Sublease or permit its termination so long as the covenants on the part of Tenant to be performed shall be performed by Tenant or a person or entity claiming under Tenant. In the event Rent is not paid as herein provided after the filing of a petition in bankruptcy or any arrearage in Rent is not made whole, this Sublease shall be immediately terminated and Landlord shall be free to pursue its remedies set forth in Article XI.

                                  ARTICLE XIII
                               DAMAGE TO PREMISES
                               ------------------

                  In the event that, at any time during the Term of this Sublease, the Premises are damaged or destroyed by fire, the elements, or other casualty, whether or not insured by Tenant, Tenant shall immediately notify Landlord and Litchfield in writing of the occurrence of such damage or destruction. This Sublease shall not terminate as a result of such damage or destruction, and Tenant shall, at its sole cost and expense, including the proceeds of insurance in respect of such damage or destruction, if any, repair, rebuild or restore the Premises to substantially the same condition as existed immediately prior to the damage or destruction and in accordance with all applicable federal, state and local building codes and regulations and is sufficient to meet state licensure requirements for long term health care facilities. Subject to the rights of the Lender, the proceeds, if any, of insurance in respect of such damage or destruction shall be made available to Tenant for the prosecution of such repair, rebuilding or restoration. The repair, rebuilding or restoration shall be completed as promptly as reasonably possible. Any and all such work shall be performed in a good and workmanlike manner, with quality materials and no liens shall attach to the interest of Landlord and Litchfield as a result of such work. Prior to undertaking such work, Tenant shall (a) submit to Landlord and Litchfield for their prior approval, which approval shall not be unreasonably withheld, plans and specifications prepared by licensed architects and engineers, (b) submit to Landlord and Litchfield for their prior approval, which approval shall not be unreasonably withheld, the names, addresses and general information in respect of all contractors, subcontractors and suppliers,
(c) obtain, arrange for and/or post necessary permits, bonds, licenses and insurance, (d) submit contractor, subcontractor and supplier lien waivers, and
(e) comply with such other requirements as Landlord and Litchfield may reasonably impose concerning the manner in which the work shall be performed and other aspects of the work.


                                   ARTICLE XIV
                   INSURANCE, SUBROGATION AND INDEMNIFICATION
                   ------------------------------------------

14.1 Comprehensive General Liability and Professional Liability Insurance to be Carried by Tenant. Subject to Tenant's rights of self-insurance set forth in
Section 14.8 hereof, Tenant, before occupying the Premises, at its sole cost and expense, shall cause to be issued and kept in force during the Term and any Renewal Term, if any, a policy or policies of comprehensive general liability and professional liability insurance, including general liability, malpractice and property damage, by the terms of which Landlord, Lender and Tenant shall be insured against claims for bodily injury, death and property damage as a result of an occurrence on the Premises, with minimum combined single limits of $1,000,000 per occurrence and $3,000,000 million aggregate per facility, with a $2,000,000 umbrella policy. Tenant shall remain liable to Landlord, Litchfield and Lender for any deficiency should insurance afforded this Section be insufficient to satisfy the liability of Tenant under Section 14.5, including, without limitation, the amount of any deductibles maintained by Tenant, unless such liability arises from negligence of Landlord or Litchfield.

                  14.2 Certificate of Insurance. Tenant, at its sole cost and expense, shall carry all insurance required by this Article with a company or companies reasonably acceptable to Landlord, Litchfield and Lender and qualified to do business in the state or commonwealth where the Premises is located. All such policies shall bear endorsements to the effect that Landlord, Litchfield, Lender and Tenant are named as additional insureds as their interest may appear and Lender shall also be named as loss payee on the fire, extended coverage and peril insurance provided under Section 14.6 and that all such parties shall be notified by certified mail, return receipt requested, not less than thirty (30) days in advance of any termination expiration or cancellation if such coverage is not replaced prior to expiration by coverage complying with the provisions herein.

                  Upon notification of such termination, cancellation or expiration by its insurance carrier, Tenant shall advise Lender, Litchfield and Landlord of such termination, expiration or cancellation unless such coverage is replaced or Tenant elects to self-insure in accordance with Section 14.8 hereof.

                  At Landlord's, Litchfield's or Lender's request, Tenant, at its sole cost and expense, before commencement of the Term of this Sublease and upon each renewal of such insurance, shall deliver to and deposit with Landlord, Litchfield and Lender certificates of insurance for each policy required by this Article, and evidence that, all current premiums on such policies have been paid. At Landlord's, Litchfield's and Lender's request, Tenant shall deliver copies of the applicable policies.

                  Tenant's obligation to carry the insurance provided herein may be brought within the coverage of a so-called "blanket policy" or policies of the insurance carrier maintained by Tenant or Integrated Living. The coverage afforded Landlord, Litchfield and Lender must not be reduced or diminished by the blanket policy of insurance, with an endorsement to that effect provided to such Landlord, Litchfield and Lender; and the requirements set forth herein must be otherwise satisfied.

                  All requirements for Tenant to maintain insurance coverages are limited to what is available from established insurance carriers at commercially reasonable rates. Upon the written request of Tenant, Lender, Litchfield or Landlord may permit, which permission may not be unreasonably withheld, modifications to the insurance otherwise required by this Section 14.5, taking into account the cost and availability of insurance for such risk and the effect of the terms and rates of such insurance upon the costs and charges of Tenant for its services. In determining whether to approve any such modification, Lender, Litchfield or Landlord may rely upon a written evaluation with respect thereto by an independent insurance consultant provided by Tenant and acceptable to Lender, Litchfield or Landlord.

                  14.3 Adjustments to Insurance Coverage. In order to maintain the same level of coverage that will exist at the commencement of the Term, the amounts and types of coverage called for herein shall be subject to review by Landlord, Litchfield and Lender at the end of each three (3) Lease Years following the Effective Date of the Lease and, if appropriate, the amounts and types of coverage shall be increased or extended to provide the amounts and types of coverage that are at least equal to the amounts and types of coverages carried by prudent owners and operators of properties similar to the Premises, but in no event shall the coverage be less than as required by the terms of this Article.

                  14.4 Other Coverage. Tenant, at its sole cost and expense, shall carry and throughout the Term of this Sublease maintain insurance in a reasonable amount to provide coverage for loss or damage to or from:

                  (a) the Leased Equipment for its full replacement value;

                  (b) explosion of steam boilers, pressure vessels or similar apparatus;

                  (c) loss of Rent during the period of reconstruction and the six (6) months following completion of reconstruction after any damage or destruction of the Premises;

                  (d)        flood   insurance,    windstorm,   and   earthquake
                             insurance,   as  reasonably   required  by  Lender,
                             Litchfield or Landlord; and

                  (e) Workers Compensation Insurance, as required by the laws of the state where the Facility is located.

                  14.5 Fire, Extended Coverage and Additional Perils Insurance. Tenant, at its sole cost and expense, shall cause to be issued and kept in force during the Term of this Sublease, a policy or policies of fire, extended coverage and additional perils insurance by which Landlord, Litchfield and Lender shall be insured against loss and damage by fire, lightning, hail, earthquakes and sprinkler damage resulting from damage to or destruction of the Leased Improvements, including equipment, furnishings and other tangible personal property used in connection with operation of the Premises, located on the Premises and the Leased Equipment, if any, for its full replacement value (exclusive of land) as established by the insurance carrier.

                  14.6 Subrogation Rights. Tenant, and for each person, organization, association and corporation claiming under or through Tenant, herein waives, releases and discharges Landlord, Litchfield and Lender from all costs, expenses, losses, damages, demands, claims and liabilities arising in any manner, excluding negligence of Landlord, Litchfield or Lender, that is covered by policies of insurance now or hereafter existing during the Term or any Renewal Term (if any). However, this release is applicable only to the extent of the maximum proceeds paid under each applicable policy of insurance, excluding applicable deductibles.

                  If the release and discharge of Landlord, Litchfield and Lender by Tenant, as contained in this Article, to the extent of maximum proceeds paid under each applicable policy of insurance, contravenes any applicable statute or decision with regard to exculpatory agreements, the liability of Landlord, Litchfield and Lender shall be deemed not released but shall be secondary to all of the insurance proceeds paid under such applicable policy of insurance.

                  14.7 Litigation Cooperation. Tenant shall fully cooperate with Landlord and Lender and/or their counsel in respect of providing applicable information, testimony or documentation reasonably necessary for Landlord, Litchfield and Lender to negotiate, litigate and/or settle any and all causes of action or similar matters in respect of the Premises. Upon termination of this Sublease, Tenant shall fully cooperate with Landlord and Litchfield and/or management retained by Landlord and Litchfield in respect of relicensure and/or recertification of Landlord and Litchfield and/or management retained by Landlord and Litchfield.

                  14.8  Self-Insurance.  Notwithstanding  any  provision in this
Article XIV to the contrary, so long as the amount of self-insurance is comparable to the amount of insurance maintained by Tenant with respect to the Premises as of the Effective Date of this Sublease or generally by entities in Tenant's business with respect to similar Facilities, Tenant may satisfy all or a portion of the insurance requirements set forth in Section 14.1 through self-insurance by Tenant or Integrated Living (by means of deductible, self-insured retentions or excess reinsurance).

                  14.9 Indemnification of Landlord and Litchfield.  Tenant shall indemnify and hold harmless Landlord and Litchfield and their officers, directors, shareholders, employees, agents and assigns (collectively, the "Landlord Parties") from any and all liabilities, obligations, losses, demands, judgments, actions, suits, causes of action, claims, proceedings, investigations, citations, matters, damages, penalties, sanctions, costs, expenses, and disbursements (including, without limitation, reasonable attorneys' and consultants' fees and expenses), whether or not subject to litigation (hereinafter collectively referred to as the "Claims") of any kind or character imposed upon, arising out of, in connection with, incurred or in any way attributed or relating to the following:

                  (a) the use, operation, possession, or management of the Premises by Tenant beginning on the Effective Date of this Sublease and during the Term of this Sublease until the Lease Termination Date;

                  (b)        the   breach   or   failure   by   Tenant   of  any
                             representation,   warranty  or  covenant   that  is
                             contained in this Sublease;

                  (c) any and all Claims accruing on or after the Effective Date of this Sublease relating to any current or former employee, consultant or independent contractor of Tenant or the Facility, including, but not limited to, (i) the termination or discharge of any current or former employee, consultant, or independent contractor of Tenant or the Facility on or after the Effective Date of this Sublease, (ii) Claims under federal, state, or local laws, rules or regulations, accruing on or after the Effective Date of this Sublease, related to wages, hours, fair employment practices, unfair labor practices, or other terms and conditions of employment and claims arising under the Worker Adjustment and Retraining Notification Act or any analogous state statute, or (iii) matters arising from any severance policy, claim, agreement or contract;

                  (d) any and all Claims with respect to any qualified or non-qualified retirement or benefit plans or arrangements established on or after the Effective Date of this Sublease involving any employee, consultant or independent contractor of Tenant or the Facility; and

                  (e) the violation of any Environmental Law or the existence, presence or Release (as defined in the Facilities Agreement) of any Hazardous Material (as defined in the Facilities Agreement) (collectively, "Environmental Liability") where the Environmental Liability is based on an occurrence, event or condition at or relating to the Facility that is attributable to the use, possession, operation or management of the Facility by Tenant on and after the Effective Date of this Sublease and during the term of this Sublease until the Lease Termination Date; provided, however, that the indemnification obligation of Tenant hereunder shall be limited solely to Claims (of any kind and nature whatsoever) for (i) remediation of and response actions related to such Environmental Liability (including, without limitation, any such Claim for cleanup, treatment, corrective action, compliance, financial assurance, restoration, removal,
                             abatement,       encapsulation,        containment,
                             revegetation, monitoring, sampling, investigation, study, assessment, and the protection of, or mitigative action related to, wildlife, aquatic species, wetlands, vegetation, flora and fauna) and
                             (ii) any Claim asserted by a third party relating to such Environmental Liability (including, without limitation, any Claim involving natural resources damages, property damage, payment of fines or penalties or settlement amounts, or any other action or cause of action by, or obligation to, a third party (including, without limitation, any Claim for personal injury or death, contribution or cost recovery)). Notwithstanding anything to the contrary in this subsection (e), in the event that any Environmental Liability accrues or arises on or after the Effective Date of this Sublease but is not attributable to the use, possession, operation or management of the Facility by Tenant, then all costs and expenses associated with such Claim shall be shared equally by Tenant and Litchfield. All Claims under this subsection (e) shall be resolved in accordance with the procedure set forth in
                             Section 15.7(d) of the Facilities Agreement.

                  Tenant further covenants and agrees to defend the Landlord Parties on account of said Claims and to pay any judgment against the Landlord Parties, or any other amount as indicated in this Section 14.9, along with all reasonable costs and expenses relative to any such Claims, including attorneys' fees and expenses; provided, however, that the Landlord Parties shall, nevertheless, have the right, if they so elect, to participate (with counsel of their choosing, which counsel must be approved by Tenant, which approval may not be unreasonably withheld) in the defense of any such Claim in which they may be a party without relieving Tenant of the obligation to defend the same. To the extent applicable, the Landlord Parties covenant not to settle or compromise any Claim under this section without the written consent of Tenant, which consent may not be unreasonably withheld or delayed under the circumstances. Failure to comply with the preceding covenant shall be deemed a complete waiver of any rights that Landlord has or may have under this Section 14.9.

                  The indemnities of Tenant set forth in this Section 14.9 and the obligations of Tenant related thereto shall remain operative and in full force during the Term of this Sublease; however, the indemnities and the obligations of Tenant related thereto shall terminate with respect to any Claim not asserted by the Landlord Parties to Tenant on or before the date that is one year from the Lease Termination Date (the "Indemnities Termination Date").

                  Any Claim for indemnification under this Section 14.9 which is asserted in writing to Tenant by the Landlord Parties prior to the Indemnities Termination Date shall survive the termination of the survival period for the indemnities and the obligations of Tenant as provided herein.


                                   ARTICLE XV
                               GENERAL CONDITIONS
                               ------------------

15.1 Notice. All notices, requests, demands or other communications required or permitted under this Lease shall be in writing and shall be either personally delivered evidenced by a signed receipt or transmitted by return receipt requested, postage prepaid or by overnight courier services with signed receipt, and addressed as follows, unless and until either of such parties notifies the other in accordance with this Section of a change of address:

         If to Litchfield:      Litchfield Asset Management Corp.
                                128 Litchfield Road
                                New Milford, Connecticut  06776
                                Attention:  Eugene H. Rosen

         Copy to:               Owens, Clary & Aiken, L.L.P.
                                Suite 2400
                                1717 Main Street
                                Dallas, Texas  75201
                                Attention:  Leighton Aiken, Esq.

         If to Landlord:        Integrated Health Services of Lester, Inc.
                                10065 Red Run Boulevard
                                Owings Mills, Maryland  21117
                                Attention:  Brian K. Davidson
                                Copy to:  Marshall A. Elkins, Esq.

         If to Tenant:          Integrated Living Communities of Bradenton, Inc.
                                10065 Red Run Boulevard
                                Owings Mills, Maryland  21117
                                Attention:  Edward J. Komp

         If to Lender:          National Health Investors, Inc.
                                City Center
                                100 Vine Street
                                Murfreesboro, Tennessee 37130
                                Attention:  Richard F. LaRoche, Jr.

         Copy to:               Farris, Warfield & Kanaday
                                Third National Financial Center
                                424 Church Street, Suite 1900
                                Nashville, Tennessee  37219
                                Attention:  Robert N. Buchanan, III, Esq.

                  So long as the Note remains outstanding, the Tenant shall give Lender copies of any notices required to be given to Landlord and Litchfield.

                  All notices, requests, demands and other communications shall be effective upon personal delivery evidenced by a signed receipt or upon three
(3) calendar days after being deposited in the United States mail, whichever occurs first. The time period in which a response to any such notice, request, demand or other communication must be given, however, shall commence to run from the date of personal delivery evidenced by a signed receipt or the date of receipt on the return receipt of the notice, request, demand or other communication; provided, however, that if a party refuses delivery of any such notice, request, demand or other communication sent by mail, or fails or neglects, without reasonable cause, to accept delivery, it shall be deemed received on the date of being deposited in the United States mail. The parties hereto shall have the right, at any time and from time to time during the Term, to change their respective addresses for notices by giving the other party hereto written notice thereof.

                  15.2 Amendment. This Sublease may be amended at any time and from time to time; provided, however, that no amendment to this Sublease shall be legally enforceable against Landlord, Litchfield or Tenant unless it is in writing, executed and acknowledged by Landlord, Litchfield and Tenant.

                  15.3 Cooperation. Tenant, Landlord and Litchfield shall cooperate in all respects in connection with the giving of any notices to any governmental authority or self-regulatory organization or securing the permission, approval, determination, consent or waiver of any governmental authority or other party required in connection with the consummation of the transactions contemplated by this Sublease. From time to time, upon request of Tenant,

Landlord and Litchfield shall cooperate fully and assist Tenant in the orderly transfer of administrative authority and management of the Facility to Tenant pursuant to this Sublease, to avoid any interruption in the rendering of services at the Facility, including cooperation and assistance with personnel matters, reimbursement issues, program development and compliance with relevant laws. Additionally, Landlord and Litchfield shall promptly surrender to Tenant all keys, contracts and other documents and records maintained by Landlord, Litchfield or their predecessors in connection with the operation of the Facility. In the event that the Purchase Option Agreement, as applicable, has not been exercised by Landlord and/or the Lease and this Sublease have terminated, upon request of Landlord or Litchfield, Tenant shall cooperate fully and assist Landlord and Litchfield in the orderly transfer of administrative authority and management of the Facility to Landlord or Litchfield or their designee, to avoid any interruption in the rendering of services at the Facility, including cooperation and assistance with personnel matters, reimbursement issues, program development and compliance with relevant laws.

                  15.4 Construction. This Sublease shall be construed and enforced in accordance with the laws of the state where the Premises is located, without regard to provisions governing conflicts of laws.

                  15.5 Binding Effect on Successors. Landlord, Litchfield and Tenant expressly agree that, subject to the terms of this Sublease all terms and conditions of this Sublease shall extend to and be binding upon or inure to the benefit of the heirs, executors, administrators, personal representatives, assigns and successors in interest of Landlord, Litchfield and Tenant.

                  15.6 Memorandum of Sublease. Landlord and Tenant shall execute and deliver to each other a Memorandum of Sublease for recording purposes immediately upon execution of this Sublease by the parties. Any party, at its expense, shall have the right to record such Memorandum of Sublease for the purpose of giving notice of Tenant's interest in the Premises.

                  15.7 Reading and Receipt of this Sublease. Landlord and Tenant stipulate that each has read and understands the conditions in this Sublease and by their respective signatures below, acknowledge the receipt of an executed copy of this Sublease.

                  15.8 Attorneys' Fees.  Without limitation of the provisions in
Section 14.5 hereof and without duplication, if any party incurs attorneys' fees reasonably necessary to enforce any of the terms of this Sublease wherein the other party has failed to abide by the terms of this Sublease or is in default hereunder, then, in such an event, the party in default or who has failed to abide by the terms of this Sublease shall reimburse the complaining party for its reasonable attorneys' fees, costs and disbursements incurred. The reimbursement of fees, costs and disbursements shall not be conditioned upon the commencement of litigation. If litigation is commenced the successful party shall be entitled to reimbursement from the other party for its reasonable attorneys' fees, costs and disbursements incurred.

                  15.9 Captions and Indexes. Article or Section titles, captions or indexes, contained in this Sublease are inserted only as a matter of convenience and reference, and in no way define, limit, extend or describe the scope of this Sublease, or the intent of any provision hereof.

                  15.10 Severability. If any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Sublease, but this Sublease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

                  15.11 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

                  15.12 Triple Net Sublease. This Sublease is intended by the parties to be a triple net Sublease and Landlord, Litchfield and Lender shall not be required to make any payment of any kind with respect to the Premises, Facility or the Leased Equipment except as expressly stated herein.

                  15.13 Drafting of this Sublease. Landlord and Tenant have been represented by attorneys in negotiation and drafting this Sublease and the parties to this Sublease have influenced the language of this Sublease.
Therefore, this Sublease shall not be construed against any party to this Sublease by reason of drafting authorship.

                  15.14 Counterparts. This Sublease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                  15.15 No Personal Liability. All covenants, duties, obligations, representations, warranties and liabilities of Landlord hereunder shall be the sole responsibility of Landlord and shall be recourse solely to Landlord and its assets. Under no circumstances whatsoever shall the officers, directors or shareholders of Landlord be deemed personally liable hereunder for any such covenants, duties, obligations, representations, warranties or liabilities.

                  15.16 Mechanics' Liens. Contractors, subcontractors, mechanics, laborers, materialmen and others who perform any work, labor or services or furnish any materials or otherwise participate in any improvements to the Premises and who are not acting pursuant to a direct contract with Landlord and Litchfield, are hereby given notice that Tenant is not authorized to subject Landlord's or Litchfield's interest in the Premises to any claim for mechanics, laborers, materialmens liens or other liens and all persons dealing directly or indirectly with Tenant may not look to the Premises as security for payment.

                  15.17 Litchfield's Acceptance and Agreement. Notwithstanding any consent by or approval of Litchfield in respect of this Sublease, Landlord shall remain primarily responsible and liable to Litchfield under the Lease, including without limitation, (a) for the payment of the rental and other sums due and payable under the Lease, (b) for the performance of all of Landlord's covenants, duties and obligations under the Lease and (c) for the compliance with and observance of all conditions and restrictions provided under the Lease. Nothing herein shall constitute a novation by Litchfield nor any modification, amendment or supplement of the terms, conditions and provisions of the Lease. Consent by Litchfield to this Sublease shall not be deemed as a forbearance, waiver or release of any of Litchfield's rights to seek any remedy or right against Landlord upon any breach of the Lease or upon any occurrence of any event of default. Such consent shall not be deemed any agreement that Litchfield must seek performance by Tenant prior to enforcement of any rights or remedies against Landlord.


                                   ARTICLE XVI
                                 PURCHASE OPTION
                                 ---------------

                  Pursuant to the Purchase Option Agreement, Landlord was granted an option to purchase the Premises from Litchfield upon the terms and subject to the conditions set forth in the Purchase Option Agreement. Litchfield and Tenant shall during the Term of this Sublease be subject to the terms and conditions of the Purchase Option Agreement, including, but not limited to, the immediate termination of this Sublease upon acquisition of the Premises by Landlord pursuant to the Purchase Option Agreement.


                             SIGNATURE PAGE FOLLOWS

                  IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be duly executed and delivered as a sealed instrument on the day and year first above written.


                                               INTEGRATED LIVING COMMUNITIES OF
                                               BRADENTON, INC.
ATTEST:

By:                                            By:
     -------------------------                    -----------------------------
Name:                                          Name:  Edward J. Komp
     -------------------------                    -----------------------------
Title:                                         Title: Chief Executive Officer
     -------------------------                    -----------------------------

(Seal)

                                               INTEGRATED HEALTH SERVICES OF
                                               LESTER, INC.
ATTEST:

By:                                            By:
     -------------------------                    -----------------------------
Name:  Michael Tan                             Name:  Eleanor C. Harding
     -------------------------                    -----------------------------
Title: Assistant Secretary                     Title: Senior Vice President
     -------------------------                    -----------------------------

(Seal)


ACCEPTED AND AGREED TO                         ACCEPTED AND AGREED TO
THIS ___ of ________, 1996                     THIS ___ of ________, 1996

LITCHFIELD ASSET MANAGEMENT                    INTEGRATED HEALTH SERVICES, INC.
CORP. INC.

By:                                            By:
     -------------------------                    -----------------------------
Name:  Eugene H. Rosen                         Name:  Eleanor C. Harding
     -------------------------                    -----------------------------
Title: President                               Title: Senior Vice President
     -------------------------                    -----------------------------


(Seal)

ACCEPTED AND AGREED TO
THIS ___ of ________, 1996

NATIONAL HEALTH INVESTORS, INC.

By:
     -------------------------
Name:  Richard F. LaRoche, Jr.
     -------------------------
Title: Vice President
     -------------------------

(Seal)

                                 Acknowledgments
                                 ---------------

STATE OF MARYLAND                           )
                                            )  ss.:
COUNTY OF BALTIMORE                         )


          I, the undersigned Notary Public in and for said County, in said State, hereby certify that Edward J. Komp, whose name as the Chief Executive Officer of Integrated Living Communities of Bradenton, Inc., a Delaware corporation, is signing to the foregoing instrument and who is known to me, acknowledged before me on this date that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily on the day the same bears date.

          Given under my hand and official seal, this ___ day of ________, 1996.


                                                   -----------------------------
                                                   Notary Public

                                                   My commission expires:
                                                   -----------------------------



STATE OF MARYLAND                           )
                                            )  ss.:
COUNTY OF BALTIMORE                         )


          I, the undersigned a Notary Public in and for said County, in said State, hereby certify that Eleanor C. Harding, whose name as a Senior Vice President of Integrated Health Services of Lester, Inc., a Delaware corporation, is signing the foregoing instrument and who is known to me, acknowledged before me on this date that, being informed of the contents of said instrument, he as such officer and with full authority, executed the same voluntarily on the day the same bears date.

          Given under my hand and official seal, this ___ day of ________, 1996.



                                                   -----------------------------
                                                   Notary Public

                                                   My commission expires:
                                                   -----------------------------

                                 Acknowledgments
                                 ---------------

STATE OF MARYLAND                           )
                                            )  ss.:
COUNTY OF BALTIMORE                         )


          I, the undersigned a Notary Public in and for said County, in said State, hereby certify that Eleanor C. Harding, whose name as a Senior Vice President of Integrated Health Services, Inc., a Delaware corporation, is signing the foregoing instrument and who is known to me, acknowledged before me on this date that, being informed of the contents of said instrument, he as such officer and with full authority, executed the same voluntarily on the day the same bears date.

          Given under my hand and official seal, this ___ day of ________, 1996.



                                                   -----------------------------
                                                   Notary Public

                                                   My commission expires:
                                                   -----------------------------




STATE OF TEXAS                              )
                                            )  ss.:
COUNTY OF DALLAS                            )

          I, the  undersigned  Notary  Public  in and for said  County,  in said
State, hereby certify that Eugene H. Rosen, whose name as President of Litchfield Asset Management Corp., a Delaware corporation, is signing to the foregoing instrument and who is known to me, acknowledged before me on this date that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily on the day the same bears date.

          Given under my hand and official seal, this ___ day of ________, 1996.



                                                   -----------------------------
                                                   Notary Public

                                                   My commission expires:
                                                   -----------------------------

                                 Acknowledgments
                                 ---------------

STATE OF TENNESSEE                          )
                                            )  ss.:
COUNTY OF RUTHERFORD                        )

          I, the undersigned Notary Public in and for said County, in said State, hereby certify that Richard F. LaRoche, Jr., whose name as Vice President of National Health Investors, Inc., a Delaware corporation, is signing to the foregoing instrument and who is known to me, acknowledged before me on this date that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily on the day the same bears date.

          Given under my hand and official seal, this ___ day of ________, 1996.


                                                   -----------------------------
                                                   Notary Public

                                                   My commission expires:
                                                   -----------------------------